Exhibit 25.1

-----------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549

                        ---------------------------

                                FORM  T-1

                         STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 ------------------------------------------
            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                     --------
                   ---------------------------------------

                          THE CHASE MANHATTAN BANK
            (Exact name of trustee as specified in its charter)


 NEW YORK                                                        13-4994650
 (State of incorporation                                   (I.R.S. employer
 if not a national bank)                                identification No.)

 270 PARK AVENUE
 NEW YORK, NEW YORK                                                   10017
 (Address of principal executive offices)                        (Zip Code)

                                 William H. McDavid
                                  General Counsel
                                  270 Park Avenue
                             New York, New York 10017
                              Tel:  (212) 270-2611
            (Name, address and telephone number of agent for service)
                  -------------------------------------------
                                PHOTRONICS, INC.
               (Exact name of obligor as specified in its charter)

 CONNECTICUT                                                     06-0854886
 (State or other jurisdiction of                           (I.R.S. employer
 Incorporation or organization)                         identification No.)

 1061 EAST INDIANTOWN ROAD
 JUPITER, FLORIDA                                                     33477
 (Address of principal executive offices)                        (Zip Code)

                       ------------------------------------
                                DEBT SECURITIES
                       (Title of the indenture securities)
                       ------------------------------------

                                      GENERAL

Item 1.     General Information.

            Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                 New York State Banking Department, State House, Albany, New York 12110.

                 Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                 Federal Deposit Insurance Corporation, Washington, D.C.,
                 20429.


           (b)   Whether it is authorized to exercise corporate trust powers.

                 Yes.


Item 2.    Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           None.

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.


                                     SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 28th day of April, 1997.

                                           THE CHASE MANHATTAN BANK

                                           By: /s/ Kathleen Perry
                                              ---------------------
                                              Kathleen Perry
                                              Second Vice President

                               Exhibit 7 to Form T-1


                                 Bank Call Notice

                              RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

          at the close of business December 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                Dollar Amounts
                  ASSETS                                          in Millions


  Cash and balances due from depository institutions:
    	Noninterest-bearing balances and
            currency and coin ..............................  $  11,509
            Interest-bearing balances ......................      8,457
  Securities:  .............................................
  Held to maturity securities...............................      3,128
  Available for sale securities.............................     40,534
  Federal Funds sold and securities purchased under
            agreements to resell in domestic offices of the
            bank and of its Edge and Agreement subsidiaries,
            and in IBF's:
            Federal funds sold ..............................     9,222
            Securities purchased under agreements to resell         422
  Loans and lease financing receivables:
            Loans and leases, net of unearned income  $133,935
            Less: Allowance for loan and lease losses    2,789
            Less: Allocated transfer risk reserve ....      16
                                                       -------
            Loans and leases, net of unearned income,
            allowance, and reserve .........................    131,130
  Trading Assets ...........................................     49,876
  Premises and fixed assets (including capitalized
            leases) ........................................      2,877
  Other real estate owned ..................................        290
  Investments in unconsolidated subsidiaries and
            associated companies............................        124
  Customer's liability to this bank on acceptances
            outstanding ....................................      2,313
  Intangible assets ........................................      1,316
  Other assets .............................................     11,231
                                                                 ------
  TOTAL ASSETS .............................................   $272,429
                                                               ========

                            LIABILITIES

  Deposits
        In domestic offices ................................    $87,006
        Noninterest-bearing .......................  $35,783
        Interest-bearing ..........................   51,223
                                                      ------
        In foreign offices, Edge and Agreement subsidiaries,
        and IBF's ..........................................     73,206
        Noninterest-bearing ........................ $ 4,347
        Interest-bearing ...........................  68,859

  Federal funds purchased and securities sold under agree-
  ments to repurchase in domestic offices of the bank and
        of its Edge and Agreement subsidiaries, and in IBF's
        Federal funds purchased ............................     14,980
        Securities sold under agreements to repurchase .....     10,125
  Demand notes issued to the U.S. Treasury .................      1,867
  Trading liabilities ......................................     34,783
  Other Borrowed money:
        With a remaining maturity of one year or less ......     14,639
        With a remaining maturity of more than one year ....        425
  Mortgage indebtedness and obligations under capitalized
        leases .............................................         40
  Bank's liability on acceptances executed and outstanding..      2,267
  Subordinated notes and debentures ........................      5,471
  Other liabilities ........................................     11,343

  TOTAL LIABILITIES ........................................    256,152
                                                                -------
  Limited-Life Preferred stock and related surplus                  550


                            EQUITY CAPITAL

  Common stock .............................................      1,251
  Surplus ..................................................     10,243
  Undivided profits and capital reserves ...................      4,526
  Net unrealized holding gains (Losses)
  on available-for-sale securities .........................       (309)
  Cumulative foreign currency translation adjustments ......         16

  TOTAL EQUITY CAPITAL .....................................     15,727
                                                                 ------
  TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ..............................   $272,429
                                                               ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                       JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                 WALTER V. SHIPLEY      )
                                 EDWARD D. MILLER       )     DIRECTORS
                                 THOMAS G. LABRECQUE    )